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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 15, 2005, relating to the consolidated financial statements and financial statement schedule of Sierra Pacific Power Company, appearing in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in this Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Reno, Nevada
December 5, 2005